Exhibit 10.1

Execution Version

Second Amendment to

Credit Agreement

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 12, 2016, among Internap Corporation (f/k/a Internap Network Services Corporation), a Delaware corporation (the “Borrower”), each of the Lenders (as defined below) party hereto and Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and is acknowledged and consented to by each Guarantor.

R E C I T A L S:

A.           The Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement dated as of November 26, 2013, as amended by the First Amendment to Credit Agreement dated as of October 30, 2015 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           The Loan Parties have requested an amendment to the Credit Agreement that would effect the modifications thereto set forth herein, and the Administrative Agent and each Lender party hereto consents to this Amendment.

C.           Accordingly, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.             Definitions and Interpretation.

1.1          Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

1.2          Interpretation. This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02 through 1.06 of the Credit Agreement.

Section 2.             Amendment to Credit Agreement.

2.1          Definitions.

(a)          The definition of “Applicable Revolving Loan Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Revolving Loan Margin” means, for any day, with respect to any Revolving Loan that is an ABR Loan, 4.50% per annum, and any Revolving Loan that is a Eurodollar Loan, 5.50% per annum.”

(b)          The definition of “Applicable Term Loan Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Term Loan Margin” means, for any day, with respect to any Term Loan that is an ABR Loan, 5.00% per annum, and any Term Loan that is a Eurodollar Loan, 6.00% per annum.

(c)          The definition of “Asset Sale” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Asset Sale” means (a) any Disposition of any Property, by any Company and (b) any issuance or sale of any Equity Interests of any Subsidiary of Borrower, in each case, to any Person other than (x) a Loan Party or (y) in the case of a Wholly Owned Subsidiary of Borrower that is not a Loan Party, another Wholly Owned Subsidiary of Borrower that is not a Loan Party. Notwithstanding the foregoing, none of the following shall constitute “Asset Sales”: (i) any Disposition of assets permitted by, or expressly referred to in, Section 6.04(c), 6.05(a), 6.06(a), 6.06(d), 6.06(h) or 6.06(i), or (ii) solely for purposes of clause (a) above, any other Disposition of any personal property, by any Company for Fair Market Value in the ordinary course of business resulting in not more than $250,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and not more than $1,000,000 in Net Cash Proceeds in any 12-month period.

(d)          The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Defaulting Lender” means any Lender that (a) has failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit or Swingline Loan, within two Business Days of the date on which it shall have been required to fund the same, unless the subject of a good faith dispute between Borrower and such Lender related hereto, (b) has notified Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) has failed, within three Business Days after written request by the Administrative Agent or Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between Borrower and such Lender) and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or Borrower, (d) has otherwise failed to pay over to Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due (unless the subject of a good faith dispute), (e) has (i) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its Properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (e), Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder; provided, however, that no Lender shall be deemed to be a Defaulting Lender under this clause (e) solely by virtue of an Undisclosed Administration, or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 10.04(h). Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to Borrower and each other Lender.

(e)          The definition of “Federal Funds Effective Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

(f)          The definition of “GAAP” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“For purposes of this Agreement, a generally accepted accounting principle shall be deemed to constitute GAAP (and a change in GAAP, if applicable) on the earliest date on which it is permitted to be adopted by any Company under the Legal Requirements applicable thereto.”

(g)          Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Second Amendment Effective Date” means April 12, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.2          Optional and Mandatory Prepayments of Loans. Clause (c) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)        Asset Sales. Not later than 5 Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Company, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h).”

2.3          Soft Call Protection. Clause (i) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Soft Call Protection. (i) Any prepayment with respect to all or any portion of the Term Loans (other than in connection with a Change in Control or the sale of all or substantially all of the assets of Borrower and its Subsidiaries) with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of term loans bearing interest at an Effective Yield less than the Effective Yield applicable to the Term Loans (as such comparative rates are determined by the Administrative Agent) and (ii) any amendment to the Term Loan Facility (other than in connection with a Change in Control or the sale of all or substantially all of the assets of Borrower and its Subsidiaries) that, directly or indirectly, reduces the Effective Yield applicable to the Term Loans (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest rate margins in a manner consistent with generally accepted financial practice based on an assumed four year life to maturity) shall be accompanied by a prepayment premium equal to 1.00% of the amount of such Term Loans repaid or repriced, if such repayment or repricing is effected on or before April 12, 2017. Any such determination by the Administrative Agent as contemplated by the preceding sentence shall be conclusive and binding on Borrower and all Lenders, absent manifest error.

2.4          Taxes.

(a)          Clause (f) of Section 2.15 of the Credit Agreement is hereby amended and restated by replacing all references to “Form W-8BEN” to “Form W-8BEN or Form W-8BEN-E, as applicable.”

2.5          Asset Sales.

(a)          Sub-clause (b)(i) of Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) the cumulative aggregate consideration received in respect of all Dispositions of Property pursuant to this clause (b) on or after the Second Amendment Effective Date (other than any Disposition of any personal property by any Company for Fair Market Value in the ordinary course of business resulting in not more than $250,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and not more than $1,000,000 in Net Cash Proceeds in any 12-month period) does not exceed $65,000,000,”

2.6          Bail in Representation. A new Section 3.25 is hereby added to the Credit Agreement as follows:

“Section 3.25    No EEA Financial Institution.

No Loan Party is an EEA Financial Institution.”

2.7          Financial Covenants.

(a)          The table in clause (a) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Total Leverage Ratio
3/31/14	6.00 to 1.00
6/30/14	6.00 to 1.00
9/30/14	6.00 to 1.00
12/31/14	6.00 to 1.00
3/31/15	6.00 to 1.00
6/30/15	5.75 to 1.00
9/30/15	5.50 to 1.00
12/31/15	5.25 to 1.00
3/31/16	5.25 to 1.00
6/30/16	5.25 to 1.00
9/30/16	5.00 to 1.00
12/31/16	5.00 to 1.00
3/31/17	4.75 to 1.00
6/30/17	4.75 to 1.00
9/30/17	4.50 to 1.00
12/31/17	4.25 to 1.00
3/31/18	4.00 to 1.00
6/30/18	3.75 to 1.00
9/30/18	3.65 to 1.00
12/31/18	3.50 to 1.00
3/31/19	3.35 to 1.00
6/30/19	3.20 to 1.00
9/30/19 and thereafter	3.00 to 1.00

(b)          The table in clause (b) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Test Period End Date	Consolidated Interest Coverage Ratio
3/31/14	2.45 to 1.00
6/30/14	2.45 to 1.00
9/30/14	2.45 to 1.00
12/31/14	2.55 to 1.00
3/31/15	2.70 to 1.00
6/30/15	2.80 to 1.00
9/30/15	2.95 to 1.00
12/31/15	3.05 to 1.00
3/31/16	2.75 to 1.00
6/30/16	2.75 to 1.00
9/30/16	2.80 to 1.00
12/31/16	2.80 to 1.00
3/31/17	2.85 to 1.00
6/30/17	2.85 to 1.00
9/30/17	2.90 to 1.00
12/31/17	3.00 to 1.00
3/31/18	3.20 to 1.00
6/30/18	3.25 to 1.00
9/30/18	3.30 to 1.00
12/31/18	3.40 to 1.00
3/31/19	3.60 to 1.00
6/30/19	3.80 to 1.00
9/30/19 and thereafter	4.00 to 1.00

(c)          The table in clause (c) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Base Period	Base Amount
1/1/14 through 12/31/14	$91,000,000
1/1/15 through 12/31/15	$103,000,000
1/1/16 through 12/31/16	$61,000,000
1/1/17 through 12/31/17	$65,000,000
1/1/18 through 12/31/18	$65,000,000
1/1/19 through 12/31/19	$70,000,000

2.8          Original Issue Discount Legend. A new Section 10.19 is hereby added to the Credit Agreement as follows:

“Section 10.19       Original Issue Discount Legend.

FROM AFTER THE AMENDMENT EFFECTIVE DATE, THE TERM LOANS MAY HAVE BEEN CONSIDERED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE TO THIS AGREEMENT.”

2.9           Bail-in Acknowledgement. A new Section 10.20 is hereby added to the Credit Agreement as follows:

“Section 10.20      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

Section 3.             Effectiveness.

3.1          Conditions Precedent To Effectiveness of Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)          this Amendment shall have been (i) executed by the Borrower, the Administrative Agent and the Required Lenders and (ii) acknowledged by each Guarantor, and in each case, counterparts hereof as so executed or acknowledged shall have been delivered to the Administrative Agent;

(b)          the Loan Parties shall have paid all reasonable and documented legal fees and out-of-pocket expenses of the Administrative Agent; and

(c)          the Administrative Agent shall have received from the Borrower a fee for the account of each Lender that has executed and delivered a signature page hereto to the Administrative Agent no later than 7:00 p.m., New York City time, on April 11, 2016 (or such later deadline, if any, as may be agreed to by the Borrower and Administrative Agent), in an amount equal to 0.50% of the sum of such Lender’s outstanding Term Loans and Revolving Commitment (regardless of whether all or any portion of such Revolving Commitment is used or unused on the date hereof).

3.2          Effective Date. This Amendment, shall be effective on the date (the “Amendment Effective Date”) upon which the conditions precedent set forth in Section 3.1 above are satisfied.

Section 4.             Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

4.1          Power and Authority. It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder and under the Credit Agreement as amended hereby.

4.2          Authorization. It has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

4.3          Non-Violation. The execution and delivery of this Amendment and the performance and observance by it of the provisions hereof do not and will not (a) violate the Organizational Documents of any Company, (b) violate or result in a default or require any consent or approval under (x) any indenture, instrument, agreement, or other document binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document (other than such as have been obtained and are in full force and effect), (c) violate any Legal Requirement in any material respect, and (d) result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens.

4.4          Validity and Binding Effect. This Amendment has been duly executed and delivered by the Borrower. Upon satisfaction of the conditions set forth in Section 3.1 above, this Amendment shall constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

4.5          Representations and Warranties in Credit Agreement. The representations and warranties of each Loan Party contained in the Credit Agreement as amended hereby and each Loan Document are (i) in the case of representations and warranties qualified by materiality, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct on the basis set forth above as of such earlier date.

4.6          No Event of Default. No Default or Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or observing any provision hereof.

4.7          No Consent. No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

Section 5.             Guarantor Acknowledgment. Each Guarantor, by signing this Amendment hereby:

5.1          confirms and ratifies its respective guarantees, pledges and grants of security interests, as applicable, under each Loan Document to which it is a party, and agrees that notwithstanding the effectiveness of the Amendment and the consummation of the transactions contemplated thereby such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties;

5.2          acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

5.3          hereby consents and agrees to and acknowledges and affirms the terms of this Amendment and the transactions contemplated thereby.

Section 6.             Miscellaneous.

6.1          Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.2          Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders or any subsequent extension of credit shall affect any of such representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

6.3          Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.4          Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.5          Loan Documents Unaffected. Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document. Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby. This Amendment is a Loan Document.

6.6          Waiver of Claims. The Loan Parties hereby acknowledge and agree that, through the date hereof, each of the Administrative Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the Loan Parties hereby waive and release any claims to the contrary. The Loan Parties hereby release, acquit and forever discharge the Administrative Agent and each of the Lenders, their respective Affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former, from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Obligations, this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

6.7          Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each of the Loan Parties hereby jointly and severally agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the documentation, preparation and execution of this Amendment, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent and/or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement as amended or otherwise modified hereby, including reasonable and documented fees and out-of-pocket disbursements of one outside counsel of the Lenders and one counsel to each Agent and any necessary local counsel.

6.8          Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.9          Acknowledgments. Each Loan Party hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b)          neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

6.10        FATCA Treatment. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i).

6.11        Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

6.12        Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.13        Submission To Jurisdiction; Waivers

Each Loan Party hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or any other Loan Party at its address set forth in Section 10.01 of the Credit Agreement, or, in any case, at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.14        Jury Trial Waiver. EACH LOAN PARTY, EACH AGENT AND EACH LENDER SIGNATORY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNAP CORPORATION (F/K/A INTERNAP NETWORK SERVICES CORPORATION),
One Ravinia Drive, Suite 1300
Atlanta, Georgia 30346
Attention: Chief Financial Officer

By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Executive Officer

[Signature Page to Second Amendment to Credit Agreement]

JEFFERIES FINANCE LLC,
as Administrative Agent

By:	/s/ J Paul McDonnell
Name: J Paul McDonnell
Title: Managing Director

[Signature Page to Second Amendment to Credit Agreement]

Acknowledged and agreed:

UBERSMITH, INC., as a Guarantor

By	/s/ John D. Maggard
Name:	John D. Maggard
Title:	President and Treasurer

INTERNAP CONNECTIVITY LLC, as a Guarantor

By	/s/ John D. Maggard
Name:	John D. Maggard
Title:	President and Treasurer

[Signature Page to Second Amendment to Credit Agreement]